Exhibit 5.1

Sklar Williams

______ PLLC ______

LAW OFFICES

410 South Rampart Boulevard, Suite 350

Las Vegas, Nevada 89145

(702) 360-6000 ● Fax: (702) 360-0000

October 26, 2021

Mr. Bennett J. Yankowitz,

Chief Financial Officer

RocketFuel Blockchain, Inc.

201 Spear Street, Suite 1100

San Francisco, CA 94105

RE:	RocketFuel Blockchain, Inc., a Nevada corporation
Form S-1 Registration Statement (File No. 333-260420)

Dear Mr. Yankowitz:

As Nevada special counsel for RocketFuel Blockchain, Inc., a Nevada corporation (the “Company”), you have requested our firm to render this opinion in connection with the Registration Statement of the Company on Form S-1, File No. 333-260420 (“Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “SEC”) relating to the offer and sale by the Company of (i) shares of the Company’s common stock, par value $0.001 (the “Common Stock”), (ii) common warrants to purchase shares of Common Stock (the “Common Warrants”), (iii) pre-funded warrants to purchase shares of Common Stock (the “Pre-Funded Warrants”), and (iv) Placement Agent’s warrants to purchase shares of Common Stock (the “Placement Agent’s Warrants” and together with the Common Warrants and the Pre-Funded Warrants, the “Warrants”), to be offered and sold at an aggregate price of up to $11,000,000, inclusive of an aggregate price of $1,000,000 of Placement Agent’s Warrants and Common Stock issuable upon exercise thereof(all common stock of the Company to be issued pursuant to the Common Warrants, the Pre-Funded Warrants and Placement Agent Warrants is collectively referred to herein as “Warrant Stock”). The Common Stock and Warrant Stock are collectively referred to herein as “Stock”). Unless otherwise defined herein, capitalized terms have the meaning given to them in the Registration Statement.

As Nevada special counsel, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion, including, without limitation: (a) the Registration Statement, including, the exhibits being filed therewith and incorporated by reference therein from previous filings made by the Company with the SEC, including, the forms of the Company’s Articles of Incorporation, as amended, and the Amended and Restated Bylaws of the Company as adopted on June 27, 2018; (b) Unanimous Written Consent of the Board of Directors of the Company dated October 25, 2021 (the “Written Consent”); (c) forms of the Stock certificates for the Stock; (d) Certificate of Existence (commonly referred to as a “good standing certificate”) for the Company dated October 19, 2021 from the Nevada Secretary of State certifying that the Company is duly organized, existing, and in good standing under the laws of the State of Nevada; (e) a certified shareholder list from Action Stock Transfer Corp., dated as of the date of this opinion; (f) the form of Securities Purchase Agreement filed as Exhibit 10.22 to the Registration Statement; (g) the form of Common Warrant filed as Exhibit 4.2 to the Registration Statement; (h) the form of Pre-Funded Warrant filed as Exhibit 4.3 to the Registration Statement and (i) the Form of Placement Agent Warrant filed as Exhibit 4.4 to the Registration Statement.

Sklar Williams ______ PLLC ______ LAW OFFICES	Mr. Bennett J. Yankowitz, Chief Financial Officer October 26, 2021 Page 2

With your knowledge and permission, we have not reviewed, and express no opinion as to the following: (i) any instrument or agreement referred to or incorporated by reference in the any of the documents listed as Items (a) – (e) of the prior paragraph, except as expressly set forth herein; and (ii) any provisions of any other laws referred to or deemed to govern the Stock (other than Nevada law). We have also examined copies, certified or otherwise identified to our satisfaction, of such records, documents, instruments, communications and certificates (collectively “Client and Public Record Documents”) of the Company and public officials as we have deemed necessary or appropriate to enable us to render the opinions expressed below.

Assumptions

We have assumed, with your knowledge and permission, and without independent verification, although we have no actual knowledge that such matters are not true: (i) the genuineness of all signatures (other than the Company and the directors signing the Written Consent); (ii) the power and authority of all parties (other than the Company and the directors signing the Written Consent) signing such documents to execute, deliver, and perform under such documents, and the valid authorization, execution, and delivery of such documents by such other parties; (iii) the authenticity of all documents submitted to us or as filed as exhibits to the Registration Statement; (iv) the conformity to authentic original documents of all documents submitted to us as certified, conformed photostatic, or facsimile copies; (v) the accuracy and completeness of all corporate records made available to us by the Company; (vi) the veracity of the matters of fact set forth in the Client and Public Record Documents, and, with your knowledge and permission we have not necessarily independently verified the content of factual statements made therein, except as we have deemed necessary or appropriate; (viii) that there has not been any mutual mistake of fact or misunderstanding, fraud, duress, or undue influence; and (ix) that all parties have complied and will comply with any requirement of good faith, fair dealing, and conscionability.

Qualifications

The opinions hereinafter expressed are subject to the following qualifications:

Whenever our opinion herein with respect to the existence or absence of facts is qualified by the phrase “to our knowledge,” “known to us,” “come to our attention,” or similar language, it is intended to indicate that during the course of our representation of the Company, no information has come to our attention which would give us actual knowledge of the existence or absence of such facts. Except as otherwise stated herein, we have undertaken no independent investigation or verification of such matters. The words “to our knowledge” “known to us,” “come to our attention,” and similar language used herein are intended to be limited to the knowledge of the lawyers currently members of or associated with our firm who have worked for our firm on matters on behalf of the Company.

Sklar Williams ______ PLLC ______ LAW OFFICES	Mr. Bennett J. Yankowitz, Chief Financial Officer October 26, 2021 Page 3

Opinion

Based upon and subject to the foregoing, we are of the opinion that:

The Common Stock has been duly authorized, and when issued pursuant to the terms and conditions of the Securities Purchase Agreement, , and sold and delivered against payment therefor as described in the Registration Statement and the Prospectus, will be validly issued, fully paid and non-assessable.

The Warrant Stock has been duly authorized and, when issued and delivered against payment therefore upon exercise of the Common Warrants, the Pre-Funded Warrants or the Placement Agent Warrants, as applicable, in accordance with the respective terms therein and as described in the Registration Statement and the Prospectus, will be duly authorized, validly issued, fully paid and non-assessable.

We are members of the Bar of the State of Nevada and do not express any opinion as to laws other than those of the State of Nevada and the federal laws of the United States of America. Our opinion herein is based on the existing laws of the State of Nevada and the federal laws of the United States of America, and we express no opinion as to any laws or regulations of other states or jurisdictions as they may pertain to the Stock or with respect to the effect of non-compliance under any such laws or regulations of any other jurisdictions. This Opinion is effective up to and including the date of this Opinion and we expressly decline any undertaking to advise you of any matters arising subsequent to the date hereof which would cause us to amend any portion of the foregoing in whole or in part. This Opinion is limited to the matters expressly set forth herein and no Opinion is implied or may be inferred beyond the matters expressly stated herein.

We hereby consent to the filing of this Opinion as Exhibit 5.1 to the Registration Statement and to the reference made to this firm in the Registration Statement under the heading “Legal Matters.” In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC thereunder.

This opinion letter is given to you solely for use in connection with the offer and sale of the Stock while the Registration Statement is in effect and is not to be relied upon for any other purpose, except for reliance by Katten Muchin Rosenman LLP, and its New York law opinion in connection with the Common Warrants, Pre-Funded Warrants and Placement Agent Warrants, which reliance is hereby expressly authorized.

Sincerely,

/s/ Sklar Williams PLLC

SKLAR WILLIAMS PLLC